UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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VOLCOM, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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March 31, 2006
Dear Fellow Stockholder:
      We cordially invite you to attend Volcom’s 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific time, on May 11, 2006, at the Volcom Boathouse, 1638-40 Pomona Avenue, Costa Mesa, California 92627. The formal meeting notice and proxy statement are attached.
      At this year’s Annual Meeting, stockholders will be asked to elect seven directors and to ratify the appointment of Deloitte & Touche LLP to serve as Volcom’s independent registered public accounting firm for the year ending December 31, 2006. In addition, stockholders will transact any other business that may properly come before the meeting.
      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card. Timely voting will ensure your representation at the Annual Meeting.
      We look forward to seeing you on May 11.

Sincerely,

René R. Woolcott	Richard R. Woolcott
Chairman of the Board of Directors	President, Chief Executive Officer and Member of the Board of Directors

VOLCOM, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2006

To our Stockholders:
      NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Volcom, Inc. will be held at 10:00 a.m. Pacific time, on May 11, 2006, at the Volcom Boathouse, 1638-40 Pomona Avenue, Costa Mesa, California 92627, for the following purposes:

1. To elect seven directors for the ensuing year or until the election and qualification of their respective successors;

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
      Only stockholders of record at the close of business on March 20, 2006, the record date, will be entitled to notice of, and to vote at, the 2006 Annual Meeting and any postponement or adjournment thereof.
      We cordially invite all stockholders to attend the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. If your shares are held in “street name,” that is your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically via the internet or telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. For information regarding voting in person at the Annual Meeting, please see “How do I vote?” on page 2 of the proxy statement.
      For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of Volcom stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors,

Douglas P. Collier
Chief Financial Officer, Secretary and Treasurer
Costa Mesa, California
March 31, 2006
YOUR VOTE IS VERY IMPORTANT
REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND THEN COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

      Volcom®, ® (The Stone Design mark), Volcom Entertainment®, Veeco Productions®, Amphibulatortm, Band Jousttm, Let The Kids Ride Freetm, The Volcom Stagetm, Vco.Operativetm, Youth Against Establishmenttm and Zip-Techtm are trademarks of Volcom, Inc. This proxy statement may also contain trademarks, trade names and service marks of others.

**	This proxy statement was printed on recycled paper.

1740 Monrovia Avenue
Costa Mesa, California 92627
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 11, 2006

PROXY STATEMENT

SOLICITATION OF PROXIES
      The accompanying proxy is solicited on behalf of the Board of Directors of Volcom, Inc. (the “Company” or “Volcom”) for use at the Annual Meeting of Stockholders to be held at the Volcom Boathouse, 1638-40 Pomona Avenue, Costa Mesa, California 92627, on May 11, 2006 at 10:00 a.m. Pacific time, and at any and all adjournments or postponements thereof (the “Annual Meeting”).
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding notice and are described in more detail in this proxy statement.
Who is entitled to vote?
      Only holders of record of the approximately 24,231,120 shares of the Company’s Common Stock outstanding at the close of business on the record date, March 20, 2006, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, each stockholder will be entitled to cast one vote for each share of the Company’s Common Stock held of record by such stockholder on March 20, 2006.
      In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627 between the hours of 9 a.m. and 4 p.m. local time.
How many votes do I have?
      Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of a share of common stock entitled to one vote per share held.
What is a quorum and what vote is required for each item?
      In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of the Common Stock of the Company entitled to vote at the Annual Meeting must be present or represented at the Annual Meeting. Pursuant to Delaware law, directors are elected by a plurality vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.

The seven nominees securing the most “in favor” votes are elected. The other matter submitted for stockholder approval at the Annual Meeting (i.e. ratification of our independent registered public accounting firm) will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions may be specified for this proposal and will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted and will also be counted as a vote against such proposal for purposes of determining whether stockholder approval of that proposal has been obtained. Shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum. Broker non-votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter. We do not expect any broker non-votes, as brokers have discretionary authority to vote for all directors and for ratification of our independent registered public accounting firm.
      If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
How do I vote?
      If your shares are registered directly with U.S. Stock Transfer Corporation (the Company’s transfer agent), you may either vote your shares via mail or in-person at the Annual Meeting.
      If your shares are registered in the name of a bank or brokerage firm, you may also be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the enclosed paper proxy in the self-addressed postage paid envelope provided. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a proxy, issued in your name from the record holder, your broker.
What if I receive more than one proxy card or voting instruction form?
      If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated and timely returned will be counted in the quorum and voted.
Who will count the votes and how will my votes by counted?
      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
      If the enclosed proxy card or voting instruction form is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you do not specify how the shares represented thereby are to be voted, your shares will be voted FOR the election of each of the seven nominees for election to the Board of Directors listed in the proxy; and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2006.

Can I change my vote after I have voted?
      Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by delivering a written notice of revocation to the Secretary of the Company, by presenting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Annual Meeting and voting in person by the person who executed the proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a proxy, issued in your name from the record holder, your broker.
How and when may I submit a stockholder proposal for the 2007 Annual Meeting of Stockholders?
      In the event that a stockholder desires to have a proposal considered for presentation at the 2007 Annual Meeting of Stockholders, and included in our proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded in writing to Volcom’s Secretary so that it is received no later than December 1, 2006. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
      If a stockholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2007 Annual Meeting of Stockholders or seeks to propose business for consideration at that meeting, we must receive notice of such proposal on or before February 12, 2007. If the notice is not received on or before February 12, 2007, it will be considered untimely pursuant to the advance notice provisions of our Bylaws and Rule 14a-4(c)(1) promulgated under the Exchange Act, and the proxy holders designated by Volcom will have discretionary voting authority under proxies solicited for the 2007 Annual Meeting of Stockholders with respect to such proposal, if properly presented at the meeting.
      Please address any stockholder proposals or notices of proposals to our Secretary at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627.
Can I sign up to access future stockholder communications electronically?
      While the Company does not currently provide access to future stockholder communications electronically, it may do so in the future.
Who will bear the cost of soliciting proxies?
      Volcom will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by directors, officers or employees of Volcom. No additional compensation will be paid to those individuals for any such services.
      This proxy statement is being mailed to Volcom stockholders on or about March 31, 2006.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:
ELECTION OF DIRECTORS
      The Company’s stockholders are being asked to elect seven directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. Our bylaws provide that our Board of Directors shall consist of between two and nine members, with the exact number of directors to be determined by resolution of the Board of Directors. Pursuant to a resolution adopted by a majority of the authorized number of directors, the number of members of the Board of Directors has been set at seven.
      Based upon the recommendation of the Nominating and Corporate Governance Committee, the following persons have been nominated for re-election to the Board of Directors at this 2006 Annual Meeting of Stockholders. The following biographies set forth information as of March 20, 2006 concerning the nominees for directors.
Name, Age, Principal Occupation or Position, and Directorships of Other Publicly Owned Companies
      Richard R. Woolcott, 40, founded Volcom in 1991 and has served as a director and our President and Chief Executive Officer since our inception. Mr. Woolcott also served as our Chairman from inception until July 2000. From 1989 until 1991, he worked in the marketing and promotions department of Quiksilver, Inc., a New York Stock Exchange (“NYSE”) listed action sports company. From 1981 to 1989, he was a sponsored athlete for Quiksilver. Mr. Woolcott was inducted into the National Scholastic Surfing Association Hall of Fame in 2004 and was named the Surf Industry Manufacturers Association Individual Achiever of the Year in 2003. Mr. Woolcott was a member of the National Scholastic Surfing Association National Team from 1982 through 1985 and was selected as a member of the United States Surfing Team in 1984. He earned a B.S. in Business Administration from Pepperdine University.
      René R. Woolcott, 74, has served on our Board of Directors since our inception in 1991 and has served as our Chairman since July 2000. From 1985 to the present, Mr. Woolcott has served as Chairman and President of Clarendon House Advisors, Ltd., a privately owned investment company. From 1976 to 1985, he was Chairman and Chief Executive Officer of Aronson Woolcott & Co., a member of the New York Stock Exchange specializing in institutional equity research. From 1973 to 1976, he was President of Diebold Venture Capital. From 1965 to 1973, he acquired control of Pacific Clay Products, a manufacturer of industrial clay building products, and created its parent, Pacific Holding Corp., where he was Chairman and Chief Executive Officer. Mr. Woolcott holds a B.S. summa cum laude from New York University and an M.B.A. from Harvard University.
      Douglas S. Ingram, 43, has served on our Board of Directors since June 2005. Mr. Ingram has been the Executive Vice President, General Counsel, Secretary and Chief Ethics Officer of Allergan, Inc., a NYSE-listed specialty pharmaceutical company, since October 2003. Prior to that, Mr. Ingram served as Allergan’s Corporate Vice President, General Counsel, Secretary and Chief Ethics Officer since July 2001. Prior to that, he was Allergan’s Senior Vice President and General Counsel since January 2001, and Assistant Secretary since November 1998. Prior to that, Mr. Ingram was Allergan’s Associate General Counsel from August 1998, Assistant General Counsel from January 1998 and Senior Attorney and Chief Litigation Counsel from March 1996. Prior to joining Allergan, Mr. Ingram was, from August 1988 to March 1996, an attorney with the law firm of Gibson, Dunn & Crutcher. Mr. Ingram received a B.A. from Arizona State University and a law degree from the University of Arizona. Mr. Ingram is a member of the board of directors of ECC Capital Corporation, an NYSE-listed mortgage lender.

      Anthony M. Palma, 44, has served on our Board of Directors since June 2005. Mr. Palma has served as the President and Chief Executive Officer of Easton-Bell Sports, Inc., a privately held branded sports equipment manufacturer, marketer and distributor, since February 2006. Prior to the merger between Easton Sports, Inc. and Riddell Bell Holdings in February 2006, Mr. Palma served as the President and Chief Executive Officer of Easton Sports, Inc. since July 1995. Prior to that, Mr. Palma served as Chief Financial Officer of Easton since 1993. Prior to joining Easton in 1993, Mr. Palma was a senior manager at KPMG Peat Marwick with eight years of experience at that firm. Mr. Palma earned a B.S. in Accounting from California State University, Northridge.
      Joseph B. Tyson, 44, has served on our Board of Directors since June 2005. Mr. Tyson has been the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Pan Pacific Retail Properties, Inc., an NYSE-listed real estate investment trust, since October 1999. Prior to that, Mr. Tyson was Chief Financial Officer of The Allen Group, a San Diego based real estate company, from 1998 until 1999. Prior to 1998, Mr. Tyson was with Heitman Financial Ltd. for 11 years serving in various capacities including Senior Vice President and as a member of the firm’s Executive Committee. Mr. Tyson became licensed as a Certified Public Accountant during his tenure with PricewaterhouseCoopers from 1984 to 1987 in New York.
      Carl W. Womack, 54, has served on our Board of Directors since June 2005. Mr. Womack served as the Senior Vice President and Chief Financial Officer of Pacific Sunwear of California, Inc., a NASDAQ-listed apparel retailer, from 1994 until his retirement in October 2004. He served as Vice President of Finance and Chief Financial Officer of Pacific Sunwear from May 1986 to September 1994. He served as Secretary of Pacific Sunwear from November 1992 to October 2004. Prior to joining Pacific Sunwear, Mr. Womack served in several positions in public and private accounting. Mr. Womack earned a B.S. in Business Administration and Accounting from California State University, Northridge.
      Kevin G. Wulff, 54, has served on our Board of Directors since June 2005. Mr. Wulff has been the President and Chief Executive Officer of American Sporting Goods Corp., a privately held manufacturer, marketer and distributor of shoes and apparel under the AND 1, Avia, Ryka, Turntec, Nevados and NSS brands, since March 2005. Prior to that, Mr. Wulff served as Vice President, Business Development and Sports Marketing for Adidas America from 2003 to January 2005. From October 2001 to March 2003, Mr. Wulff served as Chairman and Chief Executive Officer of the Women’s Tennis Association. From June 2000 to October 2001, he served as Senior Vice President/ General Manager — Emerging Business and Subsidiaries for Nike, Inc. From 1998 to June 2000, Mr. Wulff served as Senior Vice President/ General Manager — USA for Nike, Inc. From 1997 to 1998, he served as Vice President/ General Manager — Americas for Nike, Inc. He served as the President of Nike Canada from 1994 to 1997 and General Manager of Nike, Inc. from 1993 to 1994. Prior to joining Nike, Inc. in 1993, he served in various capacities with Miller Brewing Company from 1987 to 1993. Mr. Wulff holds a B.S. in Social Science, Business and Physical Education from the University of Northern Iowa.
Required Vote for Approval
      Directors will be elected by an affirmative vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.
Recommendation of the Board of Directors
      The Board of Directors recommends a vote FOR the election of all seven nominees named above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of each of the nominees listed above. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The firm of Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2005, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2006. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm’s capacity as the Company’s auditor.
      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make statements if he or she so desires and respond to appropriate questions from the stockholders.
      In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
Required Vote
      The affirmative vote of a majority of the Company’s voting stock present or represented and entitled to vote at the Annual Meeting is required for ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2006. Abstentions on this proposal will be counted for purposes of determining the total number of shares that voted on the proposal and thus will have the effect of a vote against the proposal. Broker non-votes will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of this proposal has been obtained and will have no effect on the outcome of this proposal. Broker non votes, however, are not expected since brokers have discretionary authority to vote on this proposal.
Recommendation of the Board of Directors
      The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as Volcom’s independent registered public accounting firm for the year ending December 31, 2006. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Deloitte & Touche LLP.
OTHER MATTERS
      We know of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card or voting instruction form. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.
CORPORATE GOVERNANCE
Board Meetings
      The Board of Directors held five meetings and met in three executive sessions during the year ended December 31, 2005. Each of the Company’s directors attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors that took place when such director was a member of the Board of Directors, except that Mr. Palma attended two out of the three meetings during the period in which he was a director. Each director attended at least 75% of the aggregate number of meetings of those committees of the Board of Directors on which such person served, which were held during such period, except that

Mr. Wulff attended one of the two Compensation Committee meetings and did not attend the one Nominating and Corporate Governance Committee meeting. Each Board member is expected to attend the annual meeting of stockholders; provided, however, that members may attend such annual meeting by telephone if necessary to mitigate conflicts. This is the Company’s first annual meeting of stockholders as a publicly held company.
Stockholder Communications with the Board of Directors
      Any stockholder who desires to contact the Chairman of the Nominating and Corporate Governance Committee or any member of the Board of Directors may do so by writing to the Volcom, Inc. Board of Directors, Attn: Corporate Secretary, 1740 Monrovia Avenue, Costa Mesa, CA 92627. Communications received will be distributed by the Company’s Secretary or General Counsel to the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors or such other member or members of the Board of Directors as deemed appropriate by the Company’s Secretary or General Counsel, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by the Company’s Secretary or General Counsel to the Chairperson of the Audit Committee for review.
Independence of the Board of Directors
      After review of all the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent registered public accounting firm, our Board of Directors affirmatively determined that all but two of our directors, René Woolcott and Richard Woolcott, are independent directors under the applicable listing standards of NASDAQ and the rules of the U.S. Securities and Exchange Commission (the “SEC”). These independent directors are Messrs. Ingram, Palma, Tyson, Womack and Wulff.
      Our President and Chief Executive Officer, Richard Woolcott, is the son of our Chairman, René Woolcott. There are no other familial relationships between our executive officers and our directors.
Committees of the Board of Directors
      We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available on our website, www.volcom.com, under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Our Audit Committee Charter is also attached to this proxy statement as Appendix A.
Audit Committee
      Our Audit Committee consists of three directors, Messrs. Tyson (Chairman), Palma and Womack. Each of these directors is independent as defined by the applicable rules of the NASDAQ and SEC. Each member of the Audit Committee meets the financial literacy and experience requirements of the applicable SEC and NASDAQ rules. Mr. Tyson serves as the chairperson of the Audit Committee and Messrs. Tyson and Womack are each an “audit committee financial expert” under applicable SEC rules. Our independent auditors and our internal finance personnel regularly meet privately with and have unrestricted access to our Audit Committee. The Audit Committee acts pursuant to an Audit Committee charter intended to satisfy applicable SEC and NASDAQ rules.
      Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary duties of our Audit Committee are to, among other things:

•	evaluate our independent auditors’ qualifications, independence and performance;

•	determine the engagement and compensation of our independent auditors;

•	approve the retention of our independent auditors to perform any proposed, permissible non-audit services;

•	monitor the rotation of partners of the independent auditors on our engagement team as required;

•	review our consolidated financial statements;

•	meet with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	review on an ongoing basis and approve related party transactions;

•	prepare the reports required by the rules of the SEC to be included in our annual proxy statement; and

•	discuss with our management and our independent auditors the results of our annual audit and the review of our quarterly consolidated financial statements.
Compensation Committee
      Our Compensation Committee consists of three directors, Messrs. Womack (Chairman), Ingram and Wulff. Each of these directors is independent under NASDAQ rules and qualifies as a non-employee director and an outside director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 162(m) of the Code, respectively. We have adopted a Compensation Committee charter, which outlines the Compensation Committee’s primary duties to include, among other things:

•	establishing overall employee compensation policies and recommending to our Board of Directors major compensation programs;

•	reviewing and approving the compensation of our corporate officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing executive officer and director indemnification and insurance matters;

•	managing and reviewing any employee loans; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement.
Nominating and Corporate Governance Committee
      Our Nominating and Corporate Governance Committee consists of three directors, Messrs. Ingram (Chairman), Palma and Wulff. Each of these directors is independent under NASDAQ rules. We have adopted a Nominating and Corporate Governance Committee charter which outlines the Nominating and Corporate Governance Committee’s primary duties to include, among other things:

•	establishing standards for service on our Board of Directors and nominating guidelines and principles;

•	identifying individuals qualified to become members of our Board of Directors and recommending director candidates for election to our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding its size and composition, committee composition and structure and procedures affecting directors;

•	establishing policies regarding the consideration of any director candidates recommended by our stockholders, and the procedures to be followed by stockholders in submitting such recommendations;

•	evaluating and reviewing the performance of existing directors; and

•	monitoring our corporate governance principles and practices and making recommendations to our Board of Directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees.
Board Compensation and Benefits
      Any member of our Board of Directors who is also an employee does not receive any additional compensation for serving on our Board of Directors. Our Chairman, René R. Woolcott, is considered an executive officer of the Company and receives a salary of $120,000 per year for his services. Our non-employee directors receive an annual retainer of $12,000, payable in monthly installments. In connection with our initial public offering that was completed in July 2005 each non-employee director received an initial option to purchase 5,000 shares of our common stock at $19.00 per share, the fair market value on the date of grant, 100% of which vested on December 15, 2005. An additional annual retainer of $2,000 is paid to each committee chairperson. Annual service for this purpose relates to the approximate 12-month period between annual meetings of our stockholders. A prorated annual retainer is paid to any person who becomes a committee chair on a date other than the date of the annual meeting of our stockholders. We also pay our non-employee directors a fee of $1,000 for attending a Board meeting in person, plus reimbursement of reasonable travel expenses in connection with attending Board meetings, and $500 for attending a Board meeting via teleconference. Additionally, we pay each non-employee director who is a member of a committee $500 for attending a committee meeting in person, plus reimbursement of reasonable travel expenses in connection with attending committee meetings, or for attending a committee meeting via teleconference.
Code of Ethics and Business Conduct
      Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics is posted on our website, www.volcom.com, under the Investor Relations section. In addition, a copy of the code of ethics will be provided without charge upon request to the Corporate Secretary, Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
FEES PAID TO DELOITTE & TOUCHE LLP
      The following table presents the aggregate fees billed for the indicated services performed by Deloitte & Touche LLP during the year ended December 31, 2005. Deloitte & Touche LLP did not bill the Company for any services during 2004.

2005

Audit Fees	$507,740
Audit-Related Fees	263,866
Tax Fees	85,988
All Other Fees	0
Total Fees	$857,594
      Audit Fees. Audit Fees consist of fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of our annual consolidated financial statements for 2005, statutory audits required internationally, the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for 2005 and other regulatory filings.
      Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, initial public offering and secondary offering filings, acquisition-related work and certain consultations concerning financial accounting and reporting standards.
      Tax Fees. Tax Fees consist of professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.
      All Other Fees. There were no fees billed by Deloitte & Touche LLP for other services in 2005.
      In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
      The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. Any proposed services exceeding $5,000 require specific pre-approval by the Audit Committee. Services below $5,000 must be of the types specifically pre-approved by the Audit Committee and the Audit Committee is informed of all engagements of the Company independent registered public accounting firm. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. In fiscal year 2005, all of the fees paid to the Company’s independent registered public accounting firm were pre-approved by the Audit Committee pursuant to the Company’s policy.

OWNERSHIP OF SECURITIES
      The following table sets forth as of March 20, 2006 the number and percentage of the outstanding shares of the Common Stock of the Company which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director of the Company or is a nominee for election as a director of the Company, (iii) each named executive officer in the Summary Compensation Table that appears below and (iv) all current directors and executive officers of the Company as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. Percentage of ownership is based on 24,231,120 shares of common stock outstanding on March 20, 2006. The number of shares of common stock outstanding used in calculating the percentage for each listed person and entity (and for all executive officers and directors as a group) includes common stock underlying options held by that person or entity (or by all executive officers and directors as a group, as the case may be) that are exercisable within 60 days of March 20, 2006, but excludes common stock underlying options held by any other person or entity.

		Rights to	Total Beneficial
	Volcom	Acquire Volcom	Ownership of	Percentage of
	Common Stock	Common	Volcom Common	Common Stock
Name and Address	Owned(#)	Stock(#)(1)	Stock(#)	Beneficially Owned

5% Holders Not Listed Below:
Stephanie Kwock(2)	3,237,399	0	3,237,399	13.3%
Directors:
René R. Woolcott	3,196,788	0	3,196,788	13.2%
Richard R. Woolcott(3)	3,930,932	0	3,930,932	16.2%
Douglas S. Ingram	0	5,000	5,000	*
Anthony M. Palma	0	5,000	5,000	*
Joseph B. Tyson	0	5,000	5,000	*
Carl W. Womack	0	5,000	5,000	*
Kevin G. Wulff	0	5,000	5,000	*
Named Executive Officers:
Douglas P. Collier(4)	414,324	0	414,324	1.7%
Jason W. Steris	168,192	0	168,192	*
Tom D. Ruiz	44,957	25,000	44,957	*
Troy C. Eckert	159,872	0	159,872	*
All executive officers and directors as a group (12 persons)	11,152,464	50,000	11,202,464	46.1%

*	Represents less than 1%

(1)	Represents shares of Common Stock that the holder may acquire upon exercise of currently vested options or options that will become vested within 60 days after March 20, 2006.

(2)	These shares were formerly held by the Malcolm Trust. Stephanie Kwock revoked the Malcolm Trust and now holds these shares in The Kwock Family Trust, a revocable living trust. Stephanie Kwock and her husband, Daniel Kwock, are the Trustors, Beneficiaries and Trustees of The Kwock Family Trust, and as Trustees, share voting and investment power with respect to these shares. The address for the Kwock Family Trust is 3 San Joaquin Plaza, Suite 215, Newport Beach, California 92660.

(3)	Mr. Richard Woolcott is also a Named Executive Officer.

(4)	Represents shares held by The Collier Family Trust. Douglas Collier is the Co-Trustee of The Collier Family Trust, and exercises sole voting and dispositive power with respect to these shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of Volcom’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of common stock and other derivative Volcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2005 in Volcom securities and their holdings of Volcom securities, and (ii) the written representations received from one or more of such persons that no unfiled annual Form 5 reports were required to be filed by them for 2005, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than 10% of our common stock.
EXECUTIVE OFFICERS OF THE COMPANY
      The following table sets forth, as of March 20, 2006, the executive officers of the Company.
      Richard R. Woolcott, 40, serves as our President, Chief Executive Officer and Director. His biography is contained in the section of this proxy statement entitled “Election of Directors.”
      René R. Woolcott, 74, serves as our Chairman of the Board of Directors. His biography is contained in the section of this proxy statement entitled “Election of Directors.”
      Douglas P. Collier, 43, has served as our Chief Financial Officer and Secretary since 1994. He has also served as our Treasurer since April 2005. From 1991 to 1994, Mr. Collier served as Controller at Mary Tyler Moore Studios. Mr. Collier was a Senior Tax Specialist with KPMG from 1987 to 1990. Mr. Collier is a licensed Certified Public Accountant. He earned a B.S. in Business Administration and an M.S. in Accounting from San Diego State University.
      Jason W. Steris, 36, Jason has served as our Chief Operating Officer since 1998. From 1995 to 1998, he served as our National Sales Manager and from 1993 to 1995, he served as our Southern California Sales Representative. Prior to Mr. Steris joining us in 1993, he worked in action sports retail for eight years with Laguna Surf & Sport in various positions, including store manager and buyer.
      Tom D. Ruiz, 45, has served as our Vice President of Sales since 1998. Prior to joining us, Mr. Ruiz was the Vice President of Sales and Marketing for Yaga Clothing from 1994 to 1998. From 1990 to 1994, he was owner and President of Bleick Jeans. Prior to forming Bleick Jeans, he held numerous sales positions with Quiksilver, Inc. from 1984 to 1990. Mr. Ruiz is a member of the board of directors of the Surf Industry Manufacturers Association.
      Troy C. Eckert, 33, was the third person to join us and has served as our Vice President of Marketing since January 2001. Prior to January 2001, he held the position of Marketing Director since 1994. Mr. Eckert joined us in 1991 as our main team rider and as a marketing assistant. In addition to his overall marketing duties, Mr. Eckert is charged with developing our skateboarding, snowboarding and surfing teams, our special events programs and co-developing Veeco Productions. He is a world class surfer and a three-time champion of the H2O Winter Classic combined surf/snow competition.

EXECUTIVE COMPENSATION
      The following table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and our four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for services rendered in all capacities to us during for the last three completed fiscal years (i.e., years ended December 31, 2003, 2004 and 2005). These five officers are referred to as the “Named Executive Officers.” In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the named executive officers, which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.
Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards

					Stock Option	Other
Name and Principal Position	Year	Salary	Bonus		(Shares)	Compensation(1)

Richard R. Woolcott	2005	$255,000	$300,000		0	$840
President and Chief Executive Officer	2004	$240,000	$246,727		0	$780
	2003	$220,000	$141,352		0	$1,947
Douglas P. Collier	2005	$175,000	$300,000		0	$840
Chief Financial Officer,	2004	$160,000	$246,727		0	$780
Secretary and Treasurer	2003	$140,000	$141,352		0	$1,225
Jason W. Steris	2005	$175,000	$300,000		0	$840
Chief Operating Officer	2004	$160,000	$246,727		0	$780
	2003	$135,000	$141,352		0	$1,350
Tom D. Ruiz	2005	$175,000	$250,000	(2)	50,000	$840
Vice President of Sales	2004	$160,000	$170,000		0	$780
	2003	$158,719	$106,285		0	$1,500
Troy C. Eckert	2005	$160,000	$100,000		0	$840
Vice President of Marketing	2004	$135,000	$27,000		0	$780
	2003	$103,000	$16,500		0	$1,003

(1)	Consists of matching contributions by us under our 401(k) plan.

(2)	Consists entirely of sales commissions.
Option/ SAR Grants in Last Fiscal Year
      We did not grant any stock options or stock appreciation rights to the Named Executive Officers during 2005, with the exception of Mr. Ruiz. The exercise price per share for the options identified in the table was the fair market value of the underlying Common Stock on the date such option was granted.

Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to			Grant Date
	Options	Employees in	Exercise	Expiration	Present
Name	Granted (#)(1)	Fiscal Year	Price ($/Sh)	Date	Value(2)

Tom D. Ruiz	50,000	8.7%	$19.00	06/29/10	$365,870

(1)	Mr. Ruiz was granted two sets of options: (i) 25,000 options that vested at December 15, 2005 and (ii) 25,000 options that vest at a rate of 20% per year on the yearly anniversary following the date of grant (June 29, 2005), as long as Mr. Ruiz remains an employee with, consultant to, or director of the Company. Pursuant to the terms of the Company’s 2005 Incentive Award Plan, the administrator of the Company’s 2005 Incentive Award Plan may, in its sole discretion, accelerate the vesting of these stock options in the event of certain corporate transactions, including a merger or consolidation of the Company.

(2)	The indicated present value amount based on a variation of the Black-Scholes option pricing model. For purposes of the Black-Scholes model, the Company assumed a weighted average volatility of 47.5%, a weighted average risk free rate of return of 3.73%, a dividend yield of 0%, and a weighted average expected life of 4.2 years. Actual gains, if any, on exercise will be dependent on a number of factors, including future performance of the Company and the common stock, and overall market conditions as well as the holder’s continued employment through the vesting period. As a result, the indicated present value may vary substantially from actual realized values.
All options granted during 2005 to the Named Executive Officers were granted under the Company’s 2005 Incentive Award Plan.
Aggregated Option Exercises in Last Fiscal Year and Year End Option Value
      The following table sets forth certain information with respect to the Named Executive Officers concerning unexercised options held by them at December 31, 2005. No stock options were exercised by the Named Executive Officers during 2005 and no stock appreciation rights were held or exercised by the Named Executive Officers during 2005. Mr. Ruiz is the only Named Executive Officer that held options as of December 31, 2005.

			Number of Unexercised		Value of Unexercised
			Options at Fiscal Year End		In-the-Money Options at
			(Number of Shares)		Fiscal Year End(1)
	Acquired on	Value
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Tom D. Ruiz	0	$0	25,000	25,000	$375,250	$375,250

(1)	Calculated on the basis of the closing price of the Company’s Common Stock on December 30, 2005 ($34.01), the last trading day in 2005, minus the exercise price of the in-the-money option, multiplied by the number of shares subject to the option.
Equity Compensation Plans
      The following tables summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s compensation plans as of December 31, 2005.

	Number of Securities		Number of Securities Remaining
	to be Issued Upon	Weighted Average	Available for Future Issuance
	Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	576,000	$19.00	1,693,474
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	576,000	$19.00	1,693,474
      The Company does not maintain any equity-based compensation plan that has not been approved by the stockholders of the Company nor any employee stock purchase plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE
IN CONTROL AGREEMENTS
      We do not currently have employment agreements with any of our Named Executive Officers.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Prior to our initial public offering, we did not have a formal compensation committee or other board committee performing equivalent functions. Prior to our initial public offering, René Woolcott and Richard Woolcott participated in deliberations concerning our executive officer compensation.
      None of the current members of our Compensation Committee has at any time been one of our executive officers or employees or an executive officer or employee of our subsidiary. None of our executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving on our Board of Directors or our Compensation Committee.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Company’s Board of Directors is pleased to present its annual report which is intended to update stockholders on the development of the Company’s executive compensation program. This report summarizes the responsibilities of the Committee, the compensation philosophy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for 2005. The Committee was established upon the Company’s initial public offering in June 2005. Prior to June 2005, Volcom did not have a formal compensation committee or other board committee performing equivalent functions and executive compensation decisions were made by the board of directors with input from senior management.
      Since its inception in June 2005, the Committee was comprised of the following Board of Director members: Messrs. Womack (Chair), Ingram and Wulff. The Compensation Committee’s primary responsibilities are to oversee the development and administration of the total compensation program for corporate officers and executives, and to administer the executive bonus incentive and stock plans. During 2005, the Committee met two times (including actions by unanimous written consent).
      During the first quarter of each year, the Committee generally will approve the bonus plan and salaries for the upcoming year for the each of the corporate officers who have base salaries in excess of $150,000, the Chief Financial Officer, the Chief Operating Officer and the Chief Executive Officer. The Committee also reviews the Company’s and each executive’s accomplishments versus last year’s bonus plan and approves the payment for bonus achievement against that plan.
      General Compensation Policy. Volcom is guided by the following key principles in determining total compensation for executive management:

1. Competition. Compensation should reflect the competition in the marketplace, so that the Company can attract, retain and motivate talented executives to ensure the long-term health of the Company.

2. Accountability for Business Performance. Compensation should be partly tied to the Company’s financial performance so that executives are held accountable through their compensation for the performance of the Company.

3. Accountability for Individual Performance. Compensation should be partly tied to the individual’s performance to encourage and reflect contributions to the Company’s performance, which may not be fully evident in the Company’s overall performance. When reviewing individual performance the Committee looks at levels of responsibility, specific accomplishments, prior experience and breadth of knowledge.

4. Alignment with Stockholder Interests. The interests of the Company’s management and stockholders should be aligned. The Committee believes that these interests are best aligned through rewarding executives for Company performance and judging the Company’s performance against its competition.

Elements of Executive Officer Compensation. The Committee applies the following guiding philosophical principles in developing and establishing the elements of the Company’s executive management compensation program and in determining the compensation for each executive. The Company’s executive compensation program is designed to provide a balanced mix of pay that incorporates the following key components:

1. Base Salary. Base salary is targeted at the 50th percentile level of comparable apparel/action sports companies. In February 2006, base salaries were increased significantly from $175,000 to $300,000 for Messrs. Collier, Steris and Ruiz and from $150,000 to $225,000 for Mr. Eckert to reflect the increased responsibility associated with being a public company, decreased bonus potential in the 2006 Cash Bonus Plan and market base salaries for similarly sized public companies in the apparel and action sports industry.

2. Executive and Senior Management Cash Bonus Plan. Executive bonuses are targeted at a level that would allow total compensation (including base salary, cash bonus and long-term equity incentive compensation) to be between the 50th and 75th percentile of total compensation for comparable companies.
      On February 9, 2006, the Committee approved the 2006 Executive and Senior Management Cash Bonus Plan (the “2006 Cash Bonus Plan”) for the Named Executive Officers. The bonus plan is summarized below.
      The 2006 Cash Bonus Plan is designed to reward executive and senior management-level employees for both their (i) individual performance and (ii) for the Company’s performance. The total potential bonus is between 50% and 75% of the officer’s base salary based on position. Increasing portions of compensation are “at risk” depending upon Company performance for those members of executive and senior management with the greatest influence on corporate results. Cash bonuses under the plan will be paid annually in a lump sum to those officers employed by the Company at December 31, 2006.
      Individual Performance Component. Individual performance bonuses are measured against pre-determined objectives that reflect what each executive or senior member of management must do in order for Volcom to meet its short-and long-term business goals. Individual objectives vary in detail and subject matter based on the officer’s department. Examples of objectives include achieving sales, financial, profit margin and development objectives; executing strategic transactions; increasing productivity and operating measures and identifying and implementing cost reduction and efficiency measures.
      Company Performance Component. Company performance bonuses are measured against pre-determined performance thresholds based on earnings per share.
      The bonus percentage and percentage of the bonus based upon individual performance and Company performance is as follows:

	Bonus Potential	Bonus Potential	Bonus Potential
	as a Percentage	Based on	Based on	Total Bonus
Executive Officer	of Salary	Individual Goals	Company Goals	Potential

Richard R. Woolcott	75%	0	100%	$281,250
Douglas P. Collier	75%	0	100%	$225,000
Jason W. Steris	75%	0	100%	$225,000
Tom D. Ruiz(1)	N/A	N/A	N/A	N/A	(1)
Troy C. Eckert	50%	50%	50%	$112,500

(1)	Mr. Ruiz’s bonus is tied to achieving certain pre-determined sales targets (up to $165,000) and achieving certain pre-determined margin targets (up to $125,000) for total commission potential of $290,000.

      3. Long-Term Incentive Compensation. Long-term incentive compensation does not play a significant roll in total compensation and is reserved for rewarding the performance of individual executives that have shown significant contributions to the Company’s performance, for members of executive management who significantly exceed their individual goals and contribute their time and efforts well above that expected of their position or for executives that do not have a significant ownership interest in the Company.
      The grant of long-term incentive compensation (including stock options and restricted stock) is considered by the Compensation Committee on a case-by-case basis. The Committee does not currently view long-term incentive compensation as a meaningful component of total executive compensation and desires to minimize stockholder dilution. The Committee believes that most of the current members of senior management have considerable ownership of the Company, which sufficiently aligns the current executive team’s interests with the interests of the Company’s stockholders.
      Compensation of the Chief Executive Officer. The Chief Executive Officer, Richard R. Woolcott, will participate in the executive compensation program described in this report going-forward. Mr. Woolcott’s 2005 salary and bonus potential were set prior to the establishment of the Committee. Mr. Woolcott’s base salary was $220,000 in 2005. Mr. Woolcott received a Company bonus award for 2005 of $300,000 based upon the Company’s pre-tax profits, which plan was determined prior to the establishment of the Committee. During 2005, Mr. Woolcott did not receive any long-term compensation awards. On February 9, 2006, the Committee increased Mr. Woolcott’s base salary to $375,000 to better align Mr. Woolcott’s salary with other public company chief executive officers in the apparel and action sports industry, to recognize the responsibilities associated with leading a public company and to compensate for a decreased bonus potential compared to when the Company was private. Pursuant to the 2006 Cash Bonus Plan, Mr. Woolcott will be eligible to receive up to 75% of his base salary as a cash bonus should the Company achieve certain pre-determined earnings per share targets.
      Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to the chief executive officer and any of its four other most highly compensated executive officers. However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board of Directors committee that establishes such goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period.
      All members of the Committee qualify as outside directors. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee’s overall compensation philosophy. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and is in the best interests of Volcom and its stockholders.
      The 2005 Incentive Award Plan, approved by Volcom stockholders in June 2005, was designed to meet the performance-based criteria of Section 162(m) of the Internal Revenue Code of 1986, as amended. Stock option grants are expected to qualify as performance-based compensation.
      Submitted by the Compensation Committee of the Company’s Board of Directors:

Carl W. Womack (Chair)	Douglas S. Ingram	Kevin G. Wulff
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee

Report on Compensation, will not be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.
AUDIT COMMITTEE REPORT
      The following is the report of the Audit Committee with respect to Volcom’s audited financial statements for the year ended December 31, 2005 and the notes thereto.
      Review with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
      Review and Discussions with Independent Accountants. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.
      The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.
      Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
      Submitted by the Audit Committee of the Company’s Board of Directors:

Joseph B. Tyson (Chair)
Anthony M. Palma
Carl W. Womack
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

STOCK PRICE PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total returns for Volcom, the Nasdaq Stock Market Index and the Standard & Poor’s Apparel, Accessories and Luxury Goods Index during the period commencing on June 29, 2005 (the date of the Company’s initial public offering) and ending on December 31, 2005. The comparison assumes $100 was invested on June 29, 2005 in each of the Company’s Common Stock, the Nasdaq Stock Market Index and the Standard & Poor’s Apparel, Accessories and Luxury Goods Index and assumes the reinvestment of all dividends, if any. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.
Annual Percentage Return

	Cumulative Total Return

Company/Index	June 29, 2005	December 31, 2005

Volcom, Inc	$100.00	$179.00

Nasdaq Stock Market (U.S.)	100.00	107.60

S&P Apparel, Accessories & Luxury Goods Index	100.00	105.53

      The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into any such filing.

RELATED PARTY TRANSACTIONS
Former Consulting Arrangement
      Since July 1, 2005, our Chairman, René Woolcott, has been paid as one of our officers with an annual salary of $100,000 from July 1, 2005 to December 31, 2005 and $120,000 since January 1, 2006. Prior to that time, Mr. Woolcott provided business and management services to us on a consulting basis through Clarendon House Advisors, Ltd., of which Mr. Woolcott is the Chairman and President. We paid Clarendon House $175,760, $306,727, and $201,352 in 2005, 2004 and 2003, respectively. We believe the payments for these services were reasonable and no less favorable to us than terms that would have been obtainable from an unaffiliated third party.
Indemnification Agreements
      We have entered into indemnification agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as executive officers or directors.
OTHER INFORMATION
2005 Annual Report to Stockholders
      A copy of our 2005 Annual Report to Stockholders has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The 2005 Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy solicitation material.
Form 10-K for 2005
      On March 21, 2006 we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2005. The Form 10-K has been reprinted as part of our 2005 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.volcom.com, or by writing to Investor Relations, Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Information contained on our website, other than this proxy statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

By Order of the Board of Directors,

Douglas P. Collier
Chief Financial Officer, Secretary and
Treasurer
Costa Mesa, California
March 31, 2006

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
of the Board of Directors of Volcom, Inc.
      This Audit Committee Charter (“Charter”) was adopted by the Board of Directors (the “Board”) of Volcom, Inc. (the “Company”) effective as of June 29, 2005.

I.	Purpose
      The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.
      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to it by the Board from time to time. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services, if applicable) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
      Further, auditing literature defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership
      The Committee shall consist of at least three members of the Board. All Committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting.
      Members of the Committee shall satisfy the independence and other requirements of The NASDAQ Stock Market (“NASDAQ”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as follows, subject to earlier requirements under law:

(i) at least one member upon the effectiveness of the Company’s initial public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock to the public (the “IPO”);

(ii) a majority of the members no later than 90 days after the effectiveness of the Company’s IPO; and

(iii) all of the members no later than the first anniversary of the effectiveness of the Company’s IPO;

provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. Notwithstanding the foregoing, if at any time there is a vacancy on the Committee and the remaining members meet all other membership requirements and the Company is not relying on an exemption from independence for any existing member of the Committee, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy.
      In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its annual report on Form 10-K required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an “audit committee financial expert.” In addition, at least one member of the Committee, which may also be an audit committee financial expert, shall have had past employment experience in finance or accounting, as well as requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with the rules adopted by NASDAQ.
      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on, if constituted, the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures
      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agenda for each Committee meeting. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.
      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall periodically meet separately with management, with the internal auditor (if applicable) and with the independent auditor.
      All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the

Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.
      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee, in its discretion, may also use the services of the Company’s regular outside legal counsel, special counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.
      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor
      1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.
      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit
      4. Meetings with Management, the Independent Auditor and the Internal Auditor.
      (i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.
      (ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
      (iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      5. Separate Meetings with the Independent Auditor.
      (i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.
      (ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

      (iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements
      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities
      8. Meetings with Management and the Independent Auditor.
      (i) The Committee shall discuss with management and the independent auditor the type of financial information and the type of presentation of that information to generally be disclosed in the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information). The Committee’s discussion in this regard need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
      (ii) The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or audit function.
      9. Related Party Transactions. The Committee shall review all related-party transactions and potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Committee.
      10. Legal Matters. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      11. Foreign Subsidiaries and Affiliated Entities. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors, if any, that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.
      12. Risk Assessment and Management. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
      13. Hiring Policies Regarding Independent Auditor. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.
      14. Whistleblower Procedures. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      15. Proxy Statement Report. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.
      16. Reporting to the Board. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
      17. Evaluations. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
      18. Charter Review. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.
* * *

VOLCOM, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 11, 2006
10:00 a.m.
Volcom Boathouse
1638-40 Pomona Avenue
Costa Mesa, California 92627
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

proxy
Volcom, Inc. 1740 Monrovia Avenue Costa Mesa, CA 92627

The undesigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 11, 2006 and appoints Douglas P. Collier and S. Hoby Darling, Esq., or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $0.001 par value per share, of Volcom, Inc., owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Volcom, Inc. to be held on May 11, 2006 at 10:00 a.m. (Pacific Time) at 1638-40 Pomona Avenue, Costa Mesa, California 92627, and any adjournments or postponements thereof for any purpose.
If no choice is specified, the proxy will be voted FOR all nominees and item 2.
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF ITEM 2.
PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE AND RETURN IT IN THE
POSTAGE-PAID ENVELOPE PROVIDED.

▼      DETACH PROXY CARD HERE      ▼
The Board of Directors Recommends a Vote FOR Each of the Nominees and Item 2.

1. ELECTION OF DIRECTORS	☐	FOR all nominees (except as marked)	☐	VOTE WITHHELD from all nominees
Director Nominees:
01 René R. Woolcott, 02 Richard R. Woolcott, 03 Douglas S. Ingram, 04 Anthony M. Palma, 05 Joseph B. Tyson, 06 Carl W. Womack, 07 Kevin G. Wulff
(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space below.)

EXCEPTIONS:

2.	Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND ITEM 2.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	I (WE) WILL ☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.

Dated:	, 2006

Signature

Signature

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.